EX-99.d.3.a

EXHIBIT A*

SUBADVISORY AGREEMENT AMONG

ABERDEEN STANDARD INVESTMENTS INC. (“ASI”), ABERDEEN FUNDS

AND ABERDEEN STANDARD INVESTMENTS (ASIA) LIMITED (“ASIAL”)

The Subadviser is entitled to the percentage of the advisory fee received after fee waivers and expense reimbursements, if any, by the Adviser for the relevant Fund as detailed below:

Funds of the Trust	Subadvisory Fees
Aberdeen China A Share Equity Fund (formerly, Aberdeen China Opportunities Fund)	90%
Aberdeen Emerging Markets Fund	45%
Aberdeen Asia-Pacific (ex-Japan) Equity Fund	90%

*              Effective January 17, 2020

[Signature Page to Exhibit A to Subadvisory Agreement among the Trust, ASI and ASIAL]

TRUST:
ABERDEEN FUNDS

By:
Name: Lucia Sitar
Title: Vice President

ADVISER:
ABERDEEN STANDARD INVESTMENTS INC. (formerly, ABERDEEN ASSET MANAGEMENT INC.)

By:
Name Lucia Sitar
Title: Vice President

SUB-ADVISER:
ABERDEEN STANDARD INVESTMENTS (ASIA ) LIMITED (formerly, ABERDEEN ASSET MANAGEMENT ASIA LIMITED)

By:
Name:
Title: Director

By:
Name:
Title: Director